Exhibit 5.1

2000 PENNSYLVANIA AVE, N.W. SUITE 6000 WASHINGTON, DC 20006 TELEPHONE: 202.887.1500 FACSIMILE: 202.887.0763 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,
LOS ANGELES, PALO ALTO,
SAN DIEGO, WASHINGTON, D.C.,
NORTHERN VIRGINIA, DENVER,
SACRAMENTO, SINGAPORE,
TOKYO, LONDON, BERLIN,
BRUSSELS, BEIJING, SHANGHAI,
HONG KONG

June 17, 2014

The NASDAQ OMX Group, Inc.

One Liberty Plaza

New York, New York 10006

RE:	The NASDAQ OMX Group, Inc. Equity Incentive Plan

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 6,000,000 shares (the “Shares”) of the Common Stock, $0.01 par value (the “Common Stock”), of The NASDAQ OMX Group, Inc. (the “Company”), which will be issuable from time to time under The NASDAQ OMX Group, Inc. Equity Incentive Plan, as amended and restated (the “Plan”).

As your counsel in connection with the Registration Statement, we have examined the proceedings taken by you in connection with the adoption and amendment of the Plan and the authorization of the issuance of the Shares, and such documents as we have deemed necessary to render this opinion. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive consideration in an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon and subject to the foregoing, it is our opinion that the Shares, when issued and outstanding pursuant to the terms of the Plan, as applicable, will be validly issued, fully paid and nonassessable shares of Common Stock. The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, the Delaware Constitution and reported judicial decisions interpreting those laws, each as currently in effect.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morrison & Foerster LLP